UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2010

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33824	26-508760
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California		90212
(Address of Principal Executive Offices)		(Zip Code)

(310) 887-6400

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2010, the Compensation Committee of Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”) approved grants of performance units under its 2009 Equity Participation Plan to William McMorrow, Mary Ricks, Barry Schlesinger, Donald Herrema and Robert Hart. The number of performance units granted to each grantee will be determined by multiplying the 2010 Company Bonus Pool by a set percentage for such grantee; provided that the Compensation Committee may decrease the total number of performance units granted to each grantee in its complete discretion. Prior to March 15, 2011, each grantee will receive a cash payment equal to $1.00 for each performance unit granted to such grantee.

The foregoing description of the grants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Notice of Performance Unit Grant and Performance Unit Award Agreements for each of Mr. McMorrow, Ms. Ricks, Mr. Schlesinger, Mr. Herrema and Mr. Hart, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	William McMorrow Notice of Performance Unit Grant and Performance Unit Award Agreement

Exhibit 10.2	Mary Ricks Notice of Performance Unit Grant and Performance Unit Award Agreement

Exhibit 10.3	Barry Schlesinger Notice of Performance Unit Grant and Performance Unit Award Agreement

Exhibit 10.4	Donald Herrema Notice of Performance Unit Grant and Performance Unit Award Agreement

Exhibit 10.5	Robert Hart Notice of Performance Unit Grant and Performance Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

Dated: March 31, 2010	By:	/S/ FREEMAN A. LYLE
	Name:	Freeman A. Lyle
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	William McMorrow Notice of Performance Unit Grant and Performance Unit Award Agreement

Exhibit 10.2	Mary Ricks Notice of Performance Unit Grant and Performance Unit Award Agreement

Exhibit 10.3	Barry Schlesinger Notice of Performance Unit Grant and Performance Unit Award Agreement

Exhibit 10.4	Donald Herrema Notice of Performance Unit Grant and Performance Unit Award Agreement

Exhibit 10.5	Robert Hart Notice of Performance Unit Grant and Performance Unit Award Agreement